Exhibit 99.1

     Premiere Global Services Reports 2004 Results: Revenues $449.4M up 18%;
                   Normalized Operating Income $71.4M up 48%;
               Cash Flow from Operating Activities $82.7M up 38%


    ATLANTA--(BUSINESS WIRE)--Feb. 17, 2005--

 $117.3M in Revenues and $0.17 Normalized Diluted EPS from Continuing
                           Operations in Q4

    Premiere Global Services, Inc. (NYSE: PGI), a provider of innovative ASP-based communication technologies for business process automation, today announced results for the fourth quarter and fiscal year ended December 31, 2004. Revenues were $117.3 million for the quarter, a 16.0% increase from $101.1 million in the fourth quarter of 2003. Operating income grew 30.4% in the fourth quarter of 2004, totaling $19.2 million versus normalized operating income(a) of $14.7 million ($13.4 million GAAP operating income) in the comparable prior year period. Excluding a gain on the prepayment of a note receivable, normalized income from continuing operations(a) was $11.9 million and normalized diluted EPS from continuing operations(a) was $0.17 in the fourth quarter of 2004. Including this item, GAAP income from continuing operations was $17.1 million and GAAP diluted EPS from continuing operations was $0.24 in the fourth quarter.
    Revenues in 2004 totaled $449.4 million, a 17.9% increase from $381.3 million in 2003. Operating income grew 48.3% in 2004, totaling $71.4 million versus normalized operating income(a) of $48.1 million ($37.2 million GAAP operating income) in the prior year. Normalized income from continuing operations(a) was $43.9 million and normalized diluted EPS from continuing operations(a) was $0.61 in 2004. Including these items, GAAP income from continuing operations was $40.7 million and GAAP diluted EPS from continuing operations was $0.58 in 2004.
    "I am proud to report another great year for our Company," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "We continue to grow our roster of enterprise customers by enabling them to automate components of their critical business processes through our communications platform."

    2004 Sales Accomplishments

    -- Expanded by more than 13,000 the number of enterprise accounts using our communication technologies platform
    -- Increased Conferencing & Collaboration (Premiere Conferencing) revenue by 28.6% to $202.8 million
    --  Grew Data Communications (Xpedite) revenue by 10.3% to $246.9 million
    --  Expanded International Conferencing & Collaboration revenue by
        42.5%
    --  Grew Web-based collaboration revenue by 100.8%
    -- Increased transactional and new media data communications revenue by 25%
    --  Expanded revenue from automated voice applications by 83.3%

    2004 Financial Accomplishments

    -- Generated $82.7 million of cash flow from operating activities, up 38.1% from 2003
    -- Decreased cost of revenues (excluding depreciation) by 240 basis points through aggressive network cost management
    -- Repurchased 1.5 million shares of common stock in the open market
    --  Reduced net debt(a) by 47.8% to $42.3 million
    --  Doubled shareholders equity to $266.7 million
    -- Expanded bank line of credit borrowing limit to $120 million (recently increased to $180 million)

    2004 Strategic Accomplishments

    -- Opened access to our communication technologies platform via standard protocols
    --  Successfully completed accretive tuck-in acquisitions
    -- Realized significant return on investment in EasyLink debt -- Transitioned to single brand as Premiere Global Services to better reflect business focus
    --  Transferred common stock listing to the New York Stock
        Exchange(R)

    Financial Outlook

    The following statements are based on Premiere Global's current expectations as of February 17, 2005. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
    The Company estimates revenues in the first quarter of 2005 will be in the range of $121 to $122 million and that diluted EPS will be approximately $0.17. The Company reiterates its 2005 financial outlook of revenues in the range of $490 to $500 million and diluted EPS in the range of $0.67 to $0.70, not including the impact of the new accounting standard requiring the expensing of stock options that becomes effective July 1, 2005. Included in this outlook is the expectation that the Company's largest customer will account for 2.0% to 3.0% of total revenues in 2005.
    As previously announced, Premiere Global Services signed a definitive agreement to acquire the conferencing services division of Citizens Communications Company (NYSE: CZN). The Company anticipates the acquisition will be accretive to revenues and diluted EPS in 2005. The acquisition is expected to close late in the first quarter of 2005, and the Company anticipates raising its financial outlook at that time.

    (a) Indicates a non-GAAP financial measure. See table attached for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

    Conference Call

    The Company will hold a conference call at 5:00 Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 289-0569 (US & Canada) or (913) 981-5542
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be found at http://www.premiereglobal.com. You may also follow this link for details on the Internet replay and for the text of the earnings release, including the financial and statistical information to be presented in the call.
    A replay will be available following the call at 8:00 p.m. Eastern, through midnight Eastern February 25 and may be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 4898889. The Webcast of this call will be archived on the Company's Website at http://www.premiereglobal.com.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc., formerly Ptek Holdings, Inc., innovates and markets communication technologies on our proprietary platform that automate and enhance our enterprise customers' critical business processes.
    With approximately 2,200 employees in 18 countries around the world, Premiere Global Services(SM) has an established customer base of greater than 45,000 corporate accounts, including a majority of the Fortune 500. Customers use our services for a variety of business processes, including investor calls, receivables collections, Web-based continuing education, confirmations of securities trades and travel reservations, electronic statements and invoices, local-access international conferencing, document capture and automation, e-mail campaign marketing, mobile access and printing of documents, automated prescription renewals and other applications.
    Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: technological change; the development of alternatives to our services; our ability to manage our growth; integration of acquired companies; possible adverse effects on our financial condition if we are unable to retain IBM as a customer at the levels currently forecasted; possible adverse results of pending or future litigation or infringement claims; service interruptions; competitive pressures, including pricing pressures; general domestic and international economic, business or political conditions; legislative or regulatory changes; increased financial leverage; our dependence on our subsidiaries for cash flow; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.


           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
      THREE  AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
                (IN THOUSANDS, EXCEPT PER SHARE DATA)


                          Three Months Ended      Twelve Months Ended
                      ------------------------- ----------------------
                             December 31,            December 31,
                         2004         2003         2004        2003
                      ------------ ------------ ------------ ---------
                       (Unaudited)  (Unaudited)  (Unaudited)

REVENUES                 $117,266     $101,108     $449,371  $381,280
OPERATING EXPENSES:
Cost of revenues
 (exclusive of
  depreciation shown
  separately below)        40,558       38,835      160,690   145,549
Selling and marketing      30,619       25,335      117,711   101,300
General and
 administrative            13,230       11,586       50,082    44,474
Research and
 development                2,816        2,009       10,970     8,569
Depreciation                7,070        6,322       26,372    23,575
Amortization                2,660        1,698        8,891     6,746
Restructuring costs             -        1,309            -    10,947
Equity based
 compensation               1,078          584        3,261     2,921
                      ------------ ------------ ------------ ---------
Total operating
 expenses                  98,031       87,678      377,977   344,081
                      ------------ ------------ ------------ ---------

OPERATING INCOME           19,235       13,430       71,394    37,199
                      ------------ ------------ ------------ ---------

OTHER INCOME
 (EXPENSE):
Interest expense             (810)      (2,252)      (4,687)   (9,603)
Interest income               149          282          633       874
Debt conversion costs           -            -      (17,027)        -
Gain (loss) on sale of
 marketable securities         71          971          (16)    1,600
Gain on prepayment of
 note receivable            8,520            -        8,520         -
Gain on repurchase of
 bonds                          -         (376)           -        41
Other, net                    606          (37)       2,433        81
                      ------------ ------------ ------------ ---------
Total other income
 (expense)                  8,536       (1,412)     (10,144)   (7,007)
                      ------------ ------------ ------------ ---------

INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES              27,771       12,018       61,250    30,192
INCOME TAX EXPENSE         10,654        4,688       20,565     3,279

                      ------------ ------------ ------------ ---------
INCOME FROM CONTINUING
 OPERATIONS               $17,117       $7,330      $40,685   $26,913
                      ============ ============ ============ =========

DISCONTINUED
 OPERATIONS:
Gain (loss) from
 operations from
 Voicecom                       -            -        1,956    (1,597)
Income tax expense
 (benefit)                      -            -          761      (621)
                      ------------ ------------ ------------ ---------
Gain (loss) on
 discontinued
 operations                     -            -        1,195      (976)
                      ------------ ------------ ------------ ---------

NET INCOME                $17,117       $7,330      $41,880   $25,937
                      ============ ============ ============ =========

BASIC EARNINGS (LOSS)
 PER SHARE:
Income from continuing
 operations               $17,117       $7,330      $40,685   $26,913
                      ------------ ------------ ------------ ---------
Net Income                $17,117       $7,330      $41,880   $25,937
                      ------------ ------------ ------------ ---------

BASIC WEIGHTED AVERAGE
 SHARES OUTSTANDING:       69,226       56,181       63,818    53,767
                      ============ ============ ============ =========

Basic earnings (loss)
 per share:
Continuing operations       $0.25        $0.13        $0.64     $0.50
Discontinued
 operations                 $0.00        $0.00        $0.02    $(0.02)
                      ------------ ------------ ------------ ---------
Net Income                  $0.25        $0.13        $0.66     $0.48
                      ============ ============ ============ =========

DILUTED EARNINGS
 (LOSS) PER SHARE:

Income from continuing
 operations for purposes
 of computing diluted
 net income per share     $17,117       $7,978      $42,071   $27,886
                      ------------ ------------ ------------ ---------
Net Income for purposes
 of computing diluted
 net income per share     $17,117       $7,978      $43,266   $26,910
                      ------------ ------------ ------------ ---------

DILUTED WEIGHTED
 AVERAGE SHARES
 OUTSTANDING:              71,564       72,437       72,012    61,301
                      ============ ============ ============ =========

Diluted earnings (loss)
 per share:
Continuing operations       $0.24        $0.11        $0.58     $0.45
Discontinued
 operations                 $0.00        $0.00        $0.02    $(0.01)
                      ------------ ------------ ------------ ---------
Net Income                  $0.24        $0.11        $0.60     $0.44
                      ============ ============ ============ =========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                      DECEMBER 31, 2004 AND 2003
                  (IN THOUSANDS, EXCEPT SHARE DATA)


                                            December 31,  December 31,
                                                 2004         2003
                                            ------------- ------------
                                             (Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents                             $25,882      $23,946
Marketable securities, available for sale            576          575
Accounts receivable (less allowances of
 $5,706 and $4,451, respectively)                 72,055       57,760
Prepaid expenses and other                         5,148        6,348
Deferred income taxes, net                        17,706       20,938
                                            ------------- ------------
Total current assets                             121,367      109,567

PROPERTY AND EQUIPMENT, NET                       74,050       63,563

OTHER ASSETS
Goodwill                                         192,147      123,066
Intangibles, net                                  40,590       24,553
Deferred income taxes, net                         3,461       10,521
Notes receivable - employees                           -        1,808
Other assets                                       3,861        6,219
                                            ------------- ------------
                                                $435,476     $339,297
                                            ============= ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                 $37,337      $36,621
Accrued taxes                                     15,668       10,984
Accrued expenses                                  40,456       33,891
Current maturities of long term debt and
 capital lease obligations                            37       15,000
Accrued restructuring costs                        1,071        4,445
                                            ------------- ------------
Total current liabilities                         94,569      100,941

LONG-TERM LIABILITIES
Convertible subordinated notes                         -       85,000
Long-term debt and capital lease obligations      68,147        5,000
Other accrued expenses                             6,094       14,638
                                            ------------- ------------
Total long term liabilities                       74,241      104,638

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000
 shares authorized, 70,740,243 and 57,289,895
 shares issued and outstanding at December 31, 2004
 and  2003, respectively                             708          572
Unrealized loss on marketable securities              (6)        (110)
Additional paid-in capital                       689,851      602,452
Unearned restricted stock compensation                 -         (813)
Note receivable, shareholder                      (5,662)      (5,343)
Cumulative translation adjustment                  2,427         (507)
Accumulated deficit                             (420,652)    (462,533)
                                            ------------- ------------
Total shareholders' equity                       266,666      133,718
                                            ------------- ------------
                                                $435,476     $339,297
                                            ============= ============




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
            TWELVE  MONTHS ENDED DECEMBER 31, 2004 AND 2003
                            (IN THOUSANDS)



                                                   Twelve Months Ended
                                                       December 31,
                                                     2004       2003
                                                  ----------- --------
                                                  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                          41,880   25,937
Adjustments to reconcile net income to net cash provided by
 operating activities:
  (Gain) loss on discontinued operation               (1,195)     976
  Debt conversion costs                               17,027        -
  Depreciation                                        26,372   23,575
  Amortization                                         8,891    6,746
  Amortization of deferred financing costs               659        -
  Loss (gain) on sale of marketable securities,
   available for sale                                     16   (1,600)
  Gain on repurchase of bonds                              -      (41)
  Deferred income taxes                               10,087   (1,638)
  Loss on disposal of assets                             118        -
  Gain on note receivable and other liabilities      (10,968)       -
  Restructuring costs, net                            (3,974)   6,368
  Payments for discontinued operations                (2,081)  (1,001)
  Equity based compensation                            3,261    2,921
  Changes in assets and liabilities:                       -        -
    Accounts receivable, net                          (1,761)  (1,875)
    Prepaid expenses and other current assets          2,898    2,868
    Accounts payable and accrued expenses             (8,575)  (3,402)
                                                  ----------- --------
        Total adjustments                             40,775   33,897
                                                  ----------- --------
        Total cash provided by operating
         activities                                   82,655   59,834
                                                  ----------- --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                               (24,783) (18,455)
  Business acquisitions                              (98,227) (23,340)
  Increase in restricted cash for acquisitions             -        -
  Sale of marketable securities                          422    2,942
  Purchase of marketable securities                     (250)  (1,580)
  Purchase of notes receivable                             -   (2,227)
  Proceeds from note receivable                       11,720      800
                                                  ----------- --------
        Net cash used in investing activities       (111,118) (41,860)
                                                  ----------- --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal proceeds (payments) under borrowing
   arrangements                                       47,993  (77,245)
  Make whole interest payment - convertible notes    (16,255)       -
  Purchase of treasury stock, at cost                (12,811)    (627)
  Exercise of stock options                           11,553   15,298
                                                  ----------- --------
        Total cash provided by (used in) financing
         activities                                   30,480  (62,574)
                                                  ----------- --------

Effect of exchange rate changes on cash and
 equivalents                                             (81)    (231)
                                                  ----------- --------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS        1,936  (44,831)
                                                  ----------- --------
CASH AND EQUIVALENTS, beginning of period            $23,946  $68,777
                                                  ----------- --------
CASH AND EQUIVALENTS, end of period                  $25,882  $23,946
                                                  =========== ========




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                      (IN THOUSANDS, UNAUDITED)


                                   Three    Twelve    Three    Twelve
                                   Months   Months    Months   Months
                                   Ended    Ended     Ended    Ended
                                  December 31, 2004  December 31, 2003
                                  ------------------ -----------------
Normalized Operating Income
  Operating Income as reported     $19,235  $71,394  $13,430  $37,199
  Add back restructuring charges         -        -    1,309   10,947
                                   -------- -------- -------- --------
  Normalized operating income      $19,235  $71,394  $14,739  $48,146

Normalized Income from continuing
 operations
  Income from continuing operations
   for purposes of computing
   diluted income per share         17,117  $42,071   $7,978  $27,886
  Elimination of one time tax
   adjustments                           -   (3,086)       -   (9,026)
  Elimination of restructuring
   charges (tax effected at 40%)         -        -      524    4,379
  Elimination of gain on prepayment
   of note receivable (tax effected
   at 38.4%)                        (5,248)  (5,248)       -        -
  Elimination of gain on Cable &
   Wireless (tax effected at 38.9%)      -     (260)       -        -
  Debt conversion costs (tax
   effected at 38.9%)                    -   10,403        -        -
                                   -------- -------- -------- --------
  Normalized income from continuing
   operations                      $11,869  $43,880   $8,502  $23,239
                                   -------- -------- -------- --------

Normalized Diluted EPS from
 continuing operations
  From continuing operations         $0.24    $0.58    $0.11    $0.45
  Elimination of one time tax
   adjustments                           -    (0.04)       -    (0.14)
  Elimination of restructuring
   charges (tax effected at 40%)         -        -     0.01     0.07
  Elimination of gain on prepayment
   of note receivable (tax effected
   at 38.4%)                         (0.07)   (0.07)       -        -
  Elimination of gain on Cable &
   Wireless (tax effected at 38.9%)      -    (0.00)       -        -
  Debt conversion costs (tax
   effected at 38.9%)                    -     0.14        -        -
                                   -------- -------- -------- --------
  Normalized diluted EPS from
   continuing operations             $0.17    $0.61    $0.12    $0.38

                                      December 31,
                                     2004     2003
                                   -------- --------

Net Debt
  Current maturities of long-term
   debt and capital lease
   obligations                         $37  $15,000
  Long-term debt and capital lease
   obligations                      68,147    5,000
  Convertible subordinated notes         -   85,000
                                   -------- --------
  Total debt                        68,184  105,000

  Cash and equivalents              25,882   23,946
                                   -------- --------
  Total cash                        25,882   23,946

                                   -------- --------
  Net debt                         $42,302  $81,054
                                   -------- --------

    Normalized operating income, normalized income from continuing operations, normalized diluted EPS from continuing operations and net debt are non-GAAP financial measures. Management believes that these measures provide useful information regarding underlying trends in our continuing operations by excluding non-recurring items that are unrelated to our ongoing operations. Management believes that net debt provides useful information regarding the level of our indebtedness by reflecting cash and cash equivalents that would be used to repay debt. These non-GAAP measures are not a substitute for GAAP measures of financial performance and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.




    CONTACT: Premiere Global Services, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462